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                                                             Exhibit 4.7


                          ASSIGNMENT AGREEMENT


THIS ASSIGNMENT AGREEMENT, dated October 30, 1998 (the "Agreement"), by and among THE ENDEAVOUR CAPITAL FUND S.A. ("Endeavour" or an "Initial Subscriber") and AMRO INTERNATIONAL S.A. ("Amro" or an "Initial Subscriber"), on the one hand, and ADVANTAGE (BERMUDA) FUND, LTD., a Bermuda corporation ("Bermuda" or an "Assignee"), and CANADIAN ADVANTAGE L.P., an Ontario limited partnership ("Canadian" or an "Assignee"), on the other hand.

                          W I T N E S S E T H:

WHEREAS, American Champion Entertainment, Inc. (the "Company") and the Initial Subscribers are parties to that certain Securities Purchase Agreement, dated as of July 2, 1998 (the "Securities Purchase Agreement"; all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement); providing, among other things, for the sale and purchase of the Additional Debentures in the aggregate principal amount of $800,000, on the terms and conditions therein stated; and

WHEREAS, pursuant to the terms of that certain First Additional Tranche Agreement, dated September 23, 1998 (the "First Additional Agreement"), between the Company and Amro, Amro has purchased $250,000 of the First Additional Tranche, so that there remains a balance of $550,000 of Additional Debentures to be sold and purchased pursuant to the terms of the Securities Purchase Agreement (the "Remaining Additional Debentures"); and

WHEREAS, each of the Initial Subscribers is willing to assign to the Assignees, in the aggregate, such Initial Subscriber's rights to purchase the Remaining Additional Debentures, to the extent applicable to such Initial Subscriber, and each of the Assignees is willing to assume a portion of the Initial Subscribers' obligations with respect to the Remaining Additional Debentures, all on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of this Agreement and intended to be legally bound hereby, the parties hereto agree as follows:

1.      Assignment.     (i)  Each of the Initial Subscribers hereby
assigns to the Assignees (allocated among them as provided below) such Initial Subscriber's rights to acquire the Remaining Additional Debentures as indicated below. In connection therewith, each Initial Subscriber assigns to each Assignee such Initial Subscriber's rights under the Securities Purchase Agreement to the extent relevant to the Remaining Additional Debentures, but not otherwise.

(ii) Endeavour is assigning its rights to purchase Additional Debentures in the aggregate principal amount of $400,000, including $250,000 of Additional Debentures in the First Additional Tranche and $150,000 of Additional Debentures in the Second Additional Tranche. Amro is assigning its rights to purchase $150,000 of Additional Debentures in the Second Additional Tranche.

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(iii)   In consideration of the aforesaid assignments by the Initial
Subscribers, (x) Bermuda is assuming the obligations to purchase $275,000 of the Remaining Additional Debentures, and (y) PPartners is assuming the obligations to purchase $275,000 of the Remaining Additional Debentures.

2. Each of the Assignees represents and warrants to and covenants and agrees with the Initial Subscribers and the Company (which, upon its consent to the transactions contemplated by this Agreement, as evidenced by its signature at the foot of this Agreement, shall be a third party beneficiary of this Agreement), each of the representations, warranties, covenants and agreements set forth in Section 2 of the Securities Purchase Agreement, as if such representation were set forth herein in full and as if it such Assignee were a Buyer named therein. In addition, and not in lieu thereof, each Assignee hereby further represents and warrants that such Assignee (x) has reviewed the First Additional Agreement and such additional documents as have been filed by the Company with the SEC since the Initial Closing Date, (y) is not relying on any oral or written representations of either or both of the Initial Subscribers in connection with the transactions contemplated by the Securities Purchase Agreement or this Agreement and (y) will look solely to the Company for the performance of the terms of the Securities Purchase Agreement.

3. (i) To induce the Initial Investors and the Assignees to enter into this Assignment Agreement, the Company, by its execution in the space provided at the foot of this Agreement,

(a) hereby notifies each of the Initial Investors and each of the Assignees, that, as contemplated by the provisions of Section 4(E)(vi) of the Debentures issued to the Initial Investors and to be issued to the Assignees, the Conversion Rate will be permanently computed as if there were no Floor Price (as those terms are defined in the Debentures) for all of such Debentures;

(b) hereby consents to the assignment of the rights of the Initial Subscribers to the Assignees and the assumption by the Assignees of the obligations of the Initial Subscribers with respect to the Remaining Additional Debentures;


(c) hereby agrees that (i) within two (2) business days after the closing of the Remaining Additional Debentures, the Company will give its transfer agent irrevocable written instructions that the transfer agent shall rely on the opinion of counsel of a Holder (as defined in a Debenture) regarding the issuance of shares of Common Stock without a restrictive legend of any kind to such Holder upon conversion of all or a part of a Debenture, and (ii) the Company will pay the legal fees for such opinion of counsel of Holder if, if upon conversion of a Debenture by a Holder, the Company's transfer agent requires an opinion regarding the issuance of shares of Common Stock without a legend and the Company's counsel for any reason does not issue such an opinion within five (5) business days after the relevant Delivery Date; provided, however, that nothing in this subparagraph (c) shall limit or otherwise amend the Company's obligations to a Holder on conversion as provided in any of the Transaction Agreements; and

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(d) hereby agrees that it will cause its counsel to issue a letter  indicating that each of the Assignees may rely on the Authorization Opinion, dated October 19, 1998, issued by such counsel to the Initial Subscribers, as if it
were addressed to such Assignee.   (ii) In furtherance of the provisions of the

(ii) In furtherance of the provisions of the subparagraph (i)(b) of this
Section 3, and not in limitation thereof, the Company acknowledges and agrees that (x) the Company will not look to either of the Initial Subscribers with respect to any obligations to purchase the Remaining Additional Debentures; (y)
 all terms of the Securities Purchase Agreement as may be relevant to the Remaining Additional Debentures, including, but not necessarily limited to, the provisions of Sections 5, 9, 10, 11 and 12 thereof, shall be enforceable by each of the Assignees, to extent of the interests assigned to and assumed by such Assignee, as if it were a Buyer named therein; and (z) for purposes of
Section 11 thereof, the address for notices to each Assignee shall be such Assignee's address opposite its signature at the foot of this Agreement.

4. Except to the extent specifically contemplated herein, all rights and other obligations of Endeavour and Amro with respect to the Company remain in full force and effect. Nothing herein shall be deemed to limit or reduce the Company's obligations to either or both of the Initial Subscribers with respect to any of the Transaction Agreements or any existing Debenture or Warrant.

5. The provisions of Section 10 of the Securities Purchase Agreement are incorporated herein by reference as if set forth herein in full.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                      THE INITIAL SUBSCRIBERS:
                                      THE ENDEAVOUR CAPITAL FUND S.A.


                                      By:  /s/ Shmuli Margulies
                                    Name:      Shmuli Margulies
                                   Title:      Director


                                      AMRO INTERNATIONAL S.A.
                                      By:  /s/ H. U. Bachofen
                                    Name:      H. U. Bachofen
                                   Title:      Director



                                      THE ASSIGNEES:
                                      ADVANTAGE (BERMUDA) FUND, LTD.
c/o Thomson Kernaghan & Co.
365 Bay Street, 10th Floor
Toronto, Ontario M5H 2V2              By:  /s/ Mark Valentine
Canada                              Name:      Mark Valentine
Tel: (416) 860-6130                Title:      General Partner
Fax: (416) 860-6140

                                      CANADIAN ADVANTAGE L.P.
c/o Thomson Kernaghan & Co.
365 Bay Street, 10th Floor
Toronto, Ontario M5H 2V2              By:  /s/ Mark Valentine
Canada                              Name:      Mark Valentine
Tel: (416) 860-6130                Title:      General Partner
Fax: (416) 860-6140


CONSENTED AND AGREED TO BY:
AMERICAN CHAMPION ENTERTAINMENT, INC.

By:          /s/ Anthony K. Chan
Name:            Anthony K. Chan
Title:           President & CEO